                                          EXHIBIT 99(a)
                            WELLS FARGO & COMPANY AND SUBSIDIARIES
                      COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                       Quarter                 Nine months
                                                               ended Sept. 30,             ended Sept. 30,
                                                            ------------------          ------------------
(in millions)                                               1996          1995          1996          1995
----------------------------------------------------------------------------------------------------------
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense                        $  598        $  460      $  1,723      $  1,239
  Fixed charges                                              584           372         1,526         1,135
                                                          ------        ------      --------      --------
                                                          $1,182        $  832      $  3,249      $  2,374
                                                          ------        ------      --------      --------
                                                          ------        ------      --------      --------

Fixed charges (1):
  Interest expense                                        $  552        $  356      $  1,440      $  1,087
  Estimated interest component of net rental expense          32            16            86            48
                                                          ------        ------      --------      --------
                                                          $  584        $  372      $  1,526      $  1,135
                                                          ------        ------      --------      --------
                                                          ------        ------      --------      --------


Ratio of earnings to fixed charges (2)                      2.02          2.24          2.13          2.09
                                                          ------        ------      --------      --------
                                                          ------        ------      --------      --------


EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
  Income before income tax expense                        $  598        $  460      $  1,723      $  1,239
  Fixed charges                                              138           118           386           385
                                                          ------        ------      --------      --------
                                                          $  736        $  578      $  2,109      $  1,624
                                                          ------        ------      --------      --------
                                                          ------        ------      --------      --------


Fixed charges (1):
  Interest expense                                        $  552        $  356      $  1,440      $  1,087
  Less interest on deposits                                 (446)         (254)       (1,140)         (750)
  Estimated interest component of net rental expense          32            16            86            48
                                                          ------        ------      --------      --------
                                                          $  138        $  118      $    386      $    385
                                                          ------        ------      --------      --------
                                                          ------        ------      --------      --------


Ratio of earnings to fixed charges (2)                      5.34          4.90          5.46          4.22
                                                          ------        ------      --------      --------
                                                          ------        ------      --------      --------
----------------------------------------------------------------------------------------------------------


(1) As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.

                                  EXHIBIT 99(b)
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS


                                                                            Quarter                 Nine months
                                                                    ended Sept. 30,             ended Sept. 30,
                                                                 ------------------          ------------------
(in millions)                                                    1996          1995          1996          1995
---------------------------------------------------------------------------------------------------------------
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense                             $  598        $  460      $  1,723      $  1,239
  Fixed charges                                                   584           372         1,526         1,135
                                                               ------        ------      --------      --------
                                                               $1,182        $  832      $  3,249      $  2,374
                                                               ------        ------      --------      --------
                                                               ------        ------      --------      --------
Preferred dividend requirement                                 $   19        $   10      $     47      $     31

Ratio of income before income tax expense to net income          1.86          1.76          1.82          1.71
                                                               ------        ------      --------      --------

Preferred dividends (2)                                        $   34        $   18      $     85      $     53
                                                               ------        ------      --------      --------
Fixed charges (1):
  Interest expense                                                552           356         1,440         1,087
  Estimated interest component of net rental expense               32            16            86            48
                                                               ------        ------      --------      --------
                                                                  584           372         1,526         1,135
                                                               ------        ------      --------      --------
  Fixed charges and preferred dividends                        $  618        $  390      $  1,611      $  1,188
                                                               ------        ------      --------      --------
                                                               ------        ------      --------      --------


Ratio of earnings to fixed charges and preferred dividends(3)    1.91          2.13          2.02          2.00
                                                               ------        ------      --------      --------
                                                               ------        ------      --------      --------


EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
  Income before income tax expense                             $  598        $  460      $  1,723      $  1,239
  Fixed charges                                                   138           118           386           385
                                                               ------        ------      --------      --------
                                                               $  736        $  578      $  2,109      $  1,624
                                                               ------        ------      --------      --------
                                                               ------        ------      --------      --------


Preferred dividends (2)                                         $  34        $   18      $     85      $     53
                                                               ------        ------      --------      --------
Fixed charges (1):
  Interest expense                                                552           356         1,440         1,087
  Less interest on deposits                                      (446)         (254)       (1,140)         (750)
  Estimated interest component of net rental expense               32            16            86            48
                                                               ------        ------      --------      --------
                                                                  138           118           386           385
                                                               ------        ------      --------      --------
  Fixed charges and preferred dividends                        $  172        $  136      $    471      $    438
                                                               ------        ------      --------      --------
                                                               ------        ------      --------      --------


Ratio of earnings to fixed charges and preferred dividends(3)    4.28          4.25          4.48          3.71
                                                               ------        ------      --------      --------
                                                               ------        ------      --------      --------
---------------------------------------------------------------------------------------------------------------

(1) As defined in Item 503(d) of Regulation S-K.
(2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
(3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.